CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: Pre-Settlement Funding, Inc.

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2, of our report dated February 1, 2001, relating to the consolidated financial statements of Pre-Settlement Funding, Inc., and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.



                                                 /s/ STEFANOU & COMPANY, LLP
                                                      Stefanou & Company LLP



 McLean, Virginia
 November 2, 2001